UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 27, 2011

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace Boulevard, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

TECHE HOLDING COMPANY

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective July 27, 2011, the size of the Board of Directors of the Registrant was increased from 11 to 12 members.  Mr. William Thomas Allen was appointed to fill the vacancy created by the increase in the size of the Board for a term to expire at the next annual meeting of stockholders.  There were no arrangements or understandings between Mr. Allen and any other person pursuant to which he was appointed to the Board.  He has been appointed to the Audit and Nominating Committees.  There are no business relationships between the Registrant and Mr. Allen of the type required to be disclosed by Section 404(a) of Regulation S-K.  The Registrant issued a press release on July 28, 2011 announcing the appointment, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective July 27, 2011, the Board of Directors of the Registrant approved an amendment to Article III, Section 2 of the Registrant’s Bylaws providing that the size of the Board be increased from 11 to 12 members.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

3.1           Amended and Restated Bylaws
99.1        Press Release Dated July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHE HOLDING COMPANY
Date: August 1, 2011	By:	/s/ J. L. Chauvin
J. L. Chauvin Senior Vice President, Treasurer and Chief Financial Officer